EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

NutraCea, a California corporation (“Company”) and ___________ (“Indemnitee”) enter into this Indemnification Agreement (“Agreement”) and agree as of _____________ (“Effective Date”) as follows:

RECITALS

A. Indemnitee is either a member of the Board of Directors or an executive officer of Company and in such capacity is performing a valuable service for Company.

B. Indemnitee is to serve, continue to serve, and take additional service for or on behalf of Company on the condition that he/she is indemnified by Company as herein provided.

C. It is intended that Indemnitee shall be paid promptly by Company all amounts necessary to effectuate in full the indemnity provided herein.

AGREEMENT

1. Services by Indemnitee.    Indemnitee agrees to serve as a director or executive officer of Company so long as he/she is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and Bylaws of Company or any subsidiary of Company and until such time as he/she resigns or fails to stand for election or is removed from his/her position.  Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnification.

2.1 Subject to the limitations set forth herein and in Sections 2.2 and 4 below, Company shall indemnify Indemnitee against Expenses and Liabilities in connection with any Proceeding associated with Indemnitee’s being a director or executive officer of Company to the fullest extent permitted by applicable law, the Articles of Incorporation and Bylaws, as they may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits Company to provide broader indemnification rights than the law, the Articles of Incorporation or the Bylaws permitted Company to provide before such amendment).  The right to indemnification provided in Company’s Bylaws shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve Company and shall be enforceable as a contract right.  Without diminishing the scope of the indemnification provided by this Section 2, Company shall indemnify Indemnitee whenever he/she is or was a party or is threatened to be made a party to any proceeding, including without limitation any such proceeding brought by or in the right of Company, because he/she is or was a director or executive officer of Company or because of anything done or not done by him/her in such capacity, against responses and liabilities actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such proceeding, including the costs of any investigation, defense, settlement or appeal.  In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3, 7, 8 and 12 below.

2.2 Notwithstanding anything in this Agreement to the contrary, Company shall not be obligated under this Agreement to indemnify Indemnitee with respect to:

a. Any claim, issue or matter if Indemnitee was finally adjudged to be liable to Company by a court of competent jurisdiction due to his/her gross negligence or willful misconduct unless and to the extent that a California court or the court in which the action was heard determines that Indemnitee is entitled to indemnification for such amounts as the court deems proper; provided, that until such time as a final adjudication is made as to Indemnitee’s gross negligence or willful misconduct, Company shall advance Indemnitee his/her expenses in accordance with Section 3 herein, subject to repayment as described in Section 3 in the event of a final adjudication of gross negligence or willful misconduct;

b. the reporting or accounting of profits made from the purchase or sale by Indemnitee of securities of Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar  provisions of any state statutory or common law;

c. any attempt to require, or obtain voting rights with respect to, at least fifty  percent (50%) of the then-outstanding voting stock of Company, whether by tender offer, proxy solicitation or otherwise, if (a) Indemnitee attempted to acquire or obtain voting rights with respect to such stock or was or became a member of a group consisting of two or more persons that has agreed (whether formally or informally and whether or not in writing) to act together for the purpose of acquiring, obtaining voting rights with respect to, holding, voting or disposing of such stock, and (b) such attempt to acquire or obtain voting rights with respect to such stock was not approved by a majority of the directors of Company.  For purposes of determining whether any tender offer, proxy solicitation or other transaction constituted an attempt by Indemnitee, or a group (as described above) of which Indemnitee was or became a member, to acquire or obtain voting rights with respect to at least fifty percent (50%) of the then-outstanding voting stock of Company, there shall be counted toward the requisite number of shares of voting stock any shares which, immediately prior to the commencement of such tender offer, proxy solicitation or other  transaction, (x) were owned by Indemnitee or any member of such group, (y) Indemnitee or any member of any such group had the right to vote, or (z) Indemnitee or any member of any such group had the right to acquire;

d. any solicitation of proxies by Indemnitee, or by a group of which he/she was or became a member consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of soliciting proxies, in opposition to any solicitation of proxies approved by Company’s Board of Directors; or

e. any act or omission by Indemnitee that constitutes a breach of or default under any agreement between Indemnitee and Company.

2.3 Indemnitee shall be paid promptly by Company all amounts necessary to effectuate the indemnity described in Section 2.1.

3. Advancement of Expenses.    All reasonable expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by Company to him/her within thirty (30) days after the receipt by Company of a written request for an advance of expenses, whether prior to or after final disposition of a proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such expenses), including without limitation any proceeding brought by or in the right of Company; provided, however, that Indemnitee shall not be entitled to the advancement of expenses in connection with any proceeding relating to his/her termination by or resignation from Company or arising out of the circumstances described in Section 2.2, (b), (c) or (d).  The written request for an advancement of any and all expenses under this paragraph shall contain reasonable detail of the expenses incurred by Indemnitee.  If required by law at the time of such advance, Indemnitee hereby agrees to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

4. Additional Limitations.     The foregoing indemnity and advance of expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as Company may obtain; provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Indemnitee may claim indemnification and advancement of expenses pursuant to this Agreement by assigning to Company, at its request, Indemnitee’s claims under such insurance to the extent Indemnitee has been paid by Company.

5. Insurance and Funding.    Company may purchase and maintain insurance to protect itself and/or Indemnitee against any expenses and liabilities in connection with any proceeding to the fullest extent permitted by applicable laws.  Company may create a trust fund, grant an interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of expenses as provided in this Agreement.

6. Procedure for Determination of Entitlement to Indemnification.

6.1 Whenever Indemnitee believes that he/she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to Company.  Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his/her claim for indemnification.  Indemnitee shall submit his/her claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of appeal of “nolo contendere” or its equivalent, final termination or other disposition or partial disposition of any proceeding, whichever is the later date for which Indemnitee requests indemnification.  The President or the Secretary or other appropriate officer of Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors of Company in writing that Indemnitee has made such request.  Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after Company’s receipt of his/her written request for such indemnification.  If no determination has been made in such 60-day period, Company shall be deemed to have approved the request.

6.2 The Indemnitee shall be entitled to select the forum in which Indemnitee’s request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 6.1.  The forum shall be any one of the following:

a. The stockholders of Company;

b. A quorum of the Board of Directors consisting of Disinterested Directors;

c. Independent Legal Counsel, who shall make the determination in a written opinion; or

d. A panel of three arbitrators, one selected by Company, another by Indemnitee and the third by the first two arbitrators selected.  If for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association.  If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator’s replacement.  The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

e. If Indemnitee fails to make such designation, his/her claim shall be determined by an appropriate court of the State of California.

6.3 Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and Company shall have the burden of proof to overcome that presumption in reaching any contrary determination.  The termination of any proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of “nolo contendere” or its equivalent shall not affect this presumption or, except as provided in Section 3 or 4 hereof, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.

7. Fees and Expenses of Independent Legal Counsel.    The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such counsel or such panel of arbitrators be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 6 of this Agreement, and to fully indemnify such counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto, except with respect to expenses and losses resulting from the negligence or willful misconduct of such persons.

8. Remedies of Indemnitee.

8.1 In the event that (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in any court of competent jurisdiction of his/her rights.  Company shall not oppose Indemnitee’s right to seek any such adjudication.  In any such proceeding Indemnitee shall be presumed to be entitled to indemnification under this Agreement and Company shall have the burden of proof to overcome that presumption.

8.2 In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding provided in Section 8.1 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he/she is not entitled to indemnification.

8.3 If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by California law.

8.4 In any court proceeding pursuant to this Section 8, Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Company shall stipulate in any such court that Company is bound pursuant to the terms hereof.

9. Modification, Waiver, Termination and Cancellation.   No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

10. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify Company shall not relieve them from any liability which they may have to Indemnitee if such omission does not prejudice Company’s rights.  If such omission does prejudice Company’s rights, Company will be relieved from liability only to the extent of such prejudice, or will such omission relieve Company from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any proceeding as to which Indemnitee notifies Company of the commencement thereof:

a. Company will be entitled to participate therein at its own expense;

b. Company jointly with any other indemnifying party similarly notified shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that Company shall not be entitled to assume the defense of any proceeding if there has been a Change of Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between Company and Indemnitee with respect to such proceeding.  After notice from Company to Indemnitee of its election to assume the defense thereof, Company shall not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by Company;  (ii) Indemnitee shall have reasonably concluded that counsel engaged by Company may not adequately represent Indemnitee; or (iii) Company shall not in fact have employed counsel to assume the defense in such proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of Company; and

c. Company shall not settle any proceeding in any manner that would subject Indemnitee to a penalty or cost without Indemnitee’s written consent; provided, however, that Indemnitee shall not unreasonably withhold his/her consent to any proposed settlement.

11. Notices.   All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier such as Federal Express, or sent by certified or registered mail with postage prepaid, addressed as follows:

a. If to Indemnitee, to:                         John Quinn
7945 Beaumont Green West Drive
Indianapolis, IN  46250

b. If to Company, to:                            NutraCea
6720 N Scottsdale Road, Suite 390
Scottsdale, AZ  85253
Attn: Chief Executive Officer

c. or to such other address as may have been furnished to Indemnitee by Company or to Company by Indemnitee, as the case may be.  Notices given as set forth herein shall be conclusively deemed to have been received by the party to whom addressed upon receipt, if delivered personally or by overnight courier, and three business days after the same is deposited in the United States mail if sent by certified or registered mail.

12. Non-exclusivity.    The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the California General Corporation Law, Company’s Articles of Incorporation or Bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise.

13. Certain Definitions.

13.1 “Change in Control” shall be deemed to have occurred if:

a. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, hereafter becomes the “beneficial owner” (as defined in rule 13d-3 under such Act), directly or indirectly, of securities of Company representing fifteen percent (15%) or more of the total voting power represented by Company’s then outstanding voting securities; or

b. The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total vesting power represented by the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company’s assets.

13.2 “Disinterested Director” shall mean a director of Company who is not or was not a party to the proceeding in respect of which indemnification is being sought by Indemnitee.

13.3 “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he/she is otherwise not compensated by Company) actually and reasonably incurred in connection with a proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

13.4 “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 6 hereof and either (i) a final adjudication in a court of competent jurisdiction pursuant to Section 8.1 hereof shall have denied Indemnitee’s right to indemnification hereunder, or (ii) Indemnitee shall have failed to file a complaint in a court of competent jurisdiction pursuant to Section 8.1 for a period of one hundred twenty (120) days after the determination made pursuant to Section 6 hereof.

13.5 “Indemnification Period” shall mean the period of time during which Indemnitee shall continue to serve as a director or executive officer of Company, and  thereafter so long as Indemnitee shall be subject to any possible proceeding arising out of acts or omissions of Indemnitee as a director or executive officer of Company.

13.6 “Independent Legal Counsel” shall mean a law firm selected by Company and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a change in control, selected by Indemnitee and approved by Company (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent, (i) Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation as to which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the proceeding giving rise to a  claim for indemnification hereunder.  Notwithstanding the foregoing, the term, “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

13.7 “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, finds, excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such  judgments, fines, penalties or amounts paid in settlement) of any proceeding.

13.8 “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal there from.

14. Binding Effect, Duration and Scope of Agreement.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Company), spouses, heirs and personal and legal representatives.  This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or executive officer.

15. Severability.   If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

a. the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

b. to the fullest extent legally possible, the provisions of this Agreement shall not in any way be affected or impaired thereby.

16. Governing Law and Interpretation of Agreement.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.  If the laws of the State of California are hereafter amended to permit Company to provide broader indemnification rights than such laws permitted Company to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of California, as so amended.

17. Consent to Jurisdiction.   The Company and Indemnitee irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with an action or proceeding which arises out of or relates to this Agreement.

18. Attorneys’ Fees.    In any proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or when any prevailing party is validly asserted as a defense, the prevailing party shall be entitled to receive from the other party all reasonable attorneys’ fees and costs in connection therewith.

19. Entire Agreement.    This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 12 hereof.

20. Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

NutraCea

__________________________________________
By: W. John Short
Title: Chief Executive Officer

Date: ______________________________________

“Indemnitee”

__________________________________________
[name]

Date: ______________________________________